Capital Income Builder

April 30, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$1,614,941
Class B	$13,652
Class C	$129,882
Class F1	$82,743
Class F2	$113,056
Total	$1,954,274
Class 529-A	$49,957
Class 529-B	$874
Class 529-C	$13,469
Class 529-E	$1,998
Class 529-F1	$1,655
Class R-1	$2,864
Class R-2	$14,137
Class R-2E	$3
Class R-3	$22,014
Class R-4	$13,385
Class R-5	$9,440
Class R-6	$116,428
Total	$246,224

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$1.3900
Class B	$1.1300
Class C	$1.1400
Class F1	$1.3700
Class F2	$1.4500
Class 529-A	$1.3600
Class 529-B	$1.1000
Class 529-C	$1.1300
Class 529-E	$1.2900
Class 529-F1	$1.4300
Class R-1	$1.1500
Class R-2	$1.1500
Class R-2E	$1.2800
Class R-3	$1.2800
Class R-4	$1.3700
Class R-5	$1.4600
Class R-6	$1.4800

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,190,695
Class B	9,829
Class C	113,206
Class F1	64,701
Class F2	84,002
Total	1,462,433
Class 529-A	37,486
Class 529-B	692
Class 529-C	12,158
Class 529-E	1,571
Class 529-F1	1,196
Class R-1	2,536
Class R-2	12,213
Class R-2E	3
Class R-3	17,334
Class R-4	9,998
Class R-5	6,687
Class R-6	81,753
Total	183,627

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$61.07
Class B	$61.21
Class C	$61.08
Class F1	$61.07
Class F2	$61.04
Class 529-A	$61.05
Class 529-B	$61.17
Class 529-C	$61.02
Class 529-E	$61.05
Class 529-F1	$61.07
Class R-1	$61.04
Class R-2	$61.04
Class R-2E	$60.98
Class R-3	$61.05
Class R-4	$61.05
Class R-5	$61.09
Class R-6	$61.07